                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

              Siebel Systems Acquires OpenSite Technologies, Inc.


                 Sets New Standard for Multichannel eCommerce

SAN MATEO, Calif. -- April 18, 2000 -- Siebel Systems, Inc. (Nasdaq:SEBL), the world's leading supplier of eBusiness application software today announced an agreement to acquire OpenSite Technologies, Inc., the market leader in Web-based dynamic commerce solutions.

OpenSite's solutions include both software and services that allow a business to conduct dynamic commerce (dCommerce(TM)) on its Web sites. dCommerce consists of a variety of pricing options--such as forward auctions, reverse auctions (procurement), auction networks, cross-auction portals, and exchanges.

The Internet has allowed customers to enjoy what is called "price transparency," the ability to conduct commerce at the most favorable terms. dCommerce is the single most effective way for companies to leverage this activity to increase the number of buyers interested in their products as a result of marketplace centralization. Using OpenSite solutions, organizations can reduce order processing costs, create new sales channels, manage inventory, attract new customers, and provide buyers with improved buying experiences through cross-selling and other promotional opportunities.

With OpenSite, Siebel Systems will add a new dimension and set a new standard for eCommerce. Customers will be able to choose not only how they want to interact with a company--through which channel, such as telephone, Web--but also, how they want to transact their business--through the traditional eCommerce fixed price method, or through dCommerce. Siebel Systems' multichannel eBusiness solutions facilitate the interaction options across any communication channel; OpenSite solutions offer the transaction options.

Dynamic pricing is rapidly becoming widespread. According to a December 1999 Forrester Research study of the transaction models of online vertical eMarketplaces, three-quarters of these eMarketplaces expect to add additional transaction model, such as dynamic pricing, by 2001 to extend the appeal of their sites.

                             Siebel Systems Acquires OpenSite Technologies, Inc.
--------------------------------------------------------------------------------

OpenSite has deployed over 600 dynamic pricing solutions--approximately three times its nearest competitor--at companies including VerticalNet, CNET, John
Deere, Sharper Image, PNC Bank  and QVC.   Siebel Systems and OpenSite already
share a number of customers, such as PNC Bank.

OpenSite will remain in Research Triangle Park, North Carolina and operate under the Siebel Systems' name. It will continue to deliver a comprehensive family of dynamic pricing solutions under the leadership of Kip A. Frey, currently OpenSite CEO. Frey will become the Vice President and General Manager of the Siebel Systems dCommerce unit, reporting to Andrew Zoldan, Vice President, .COM Applications.

"dCommerce is clearly driving the eCommerce revolution," said Thomas M. Siebel, Chairman and CEO, Siebel Systems. "Siebel Systems distinguishes itself by setting a new standard for the industry by providing customers with the opportunity to choose both how they prefer to interact, as well as transact, when they communicate with a company. No one else can deliver both eCommerce and dCommerce across all customer channels."

"Siebel is the clear leader in eBusiness applications software," said Kip A. Frey, OpenSite CEO. "As part of Siebel Systems, we gain the resources, distribution channels, market presence, and prestigious customer base that will allow us to accelerate our global market leadership position in the dynamic commerce market."

Under the terms of the agreement, each outstanding share of OpenSite common stock will be exchanged at a fixed exchange ratio of approximately 0.13, for newly issued shares of common stock of Siebel Systems. All outstanding stock options of OpenSite will be exchanged for Siebel Systems stock options at the same exchange ratio. This will result in the issuance of up to approximately
3.9 million additional Siebel Systems shares, representing a current market value of $444 million based on the closing price of Siebel Systems stock on April 17, 2000.

The transaction will be accounted for as a pooling of interests, and will qualify as a reorganization. The acquisition is subject to the approval of OpenSite's shareholders and appropriate government agencies, as well as the satisfaction of certain customary closing conditions. The transaction is expected to close in the second calendar quarter 2000.

                             Siebel Systems Acquires OpenSite Technologies, Inc.
--------------------------------------------------------------------------------

About Siebel Systems

Siebel Systems, Inc. (NASDAQ: SEBL) is the world's leading provider of eBusiness applications software. Siebel Systems provides an integrated family of eBusiness application software enabling multichannel sales, marketing and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail and dealer networks. Siebel Systems' sales and service facilities are deployed locally in more than 28 countries. For more information, please visit our Web site at www.Siebel.com.
                --------------

About OpenSite

Since its founding in 1996, OpenSite  has been at the forefront of the dynamic
commerce revolution.   The first to offer a packaged online auction application,
OpenSite has grown to become the clear market leader, having deployed more than 600 customer solutions--approximately three times its nearest competitor. OpenSite provides a wide range of software products, services, and outsourced solutions for customers who need dynamic pricing capabilities. Primary markets
include Internet Service Providers, Internet Portals and businesses.   OpenSite
employs over 140 professionals in the United States in Research Triangle Park, NC, Boca Raton, FL, and Redwood City, CA. Its European headquarters are located in London, United Kingdom. For more information please visit http://www.opensite.com.

OpenSite recorded approximately $8 million revenue in 1999, but had a net loss of approximately $12 million prior to a non-cash charge for the accretion of mandatorily redeemable preferred stock.

                                    #  #  #

Media Contact
     Public Relations                             Public Relations
     Siebel Systems, Inc.                         Shawn Ramsey-Kroboth
     (650) 295-5455                               Tel: 919 287 0214
     Email: publicrelations@siebel.com            Email: shawn@opensite.com

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. The success of the acquisition and future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisition, such as the potential inability to satisfy the closing conditions for the acquisition, potential difficulties in the assimilation of operations, strategies, technologies, methodologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, business risks including the risk of variations in quarterly operating results, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Report on Form 10-K for the year ended December 31, 1998 and its other filings with the Securities and Exchange Commission.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

dCommerce is a trademark of OpenSite.